EXHIBIT 10.3

GUARANTY

THIS GUARANTY (“Guaranty”) dated as of this 28th day of June, 2005, is made by SCHEID VINEYARDS INC., a Delaware corporation (the “GUARANTOR”), in favor of RABOBANK, N.A., f/k/a Valley Independent Bank (“BANK”).

RECITALS

A.                                   SCHEID VINEYARDS CALIFORNIA INC., a California corporation (“BORROWER”), has applied to BANK for a loan (“Loan”) of up to FIFTY TWO MILLION and No/100 DOLLARS ($52,000,000.00) according to the terms of that certain Credit Agreement of even date herewith (the “Credit Agreement”) between BORROWER and BANK. The Loan will be evidenced by a Notes (as defined in the Credit Agreement dated as of the same date as this Guaranty executed by BORROWER in favor of BANK in the aggregate principal amount of FIFTY TWO MILLION and No/100 DOLLARS ($52,000,000.00), which will be secured by, among other security, the Collateral Documents (as defined in the Credit Agreement) dated as of the same date as this Guaranty executed in favor of BANK covering the Collateral (as defined in the Credit Agreement) described in the Collateral Documents.

B.                                     As a condition to making the Loan, BANK has required that GUARANTOR execute and deliver this Guaranty.

NOW THEREFORE, in order to induce BANK to enter into the Credit Agreement and to make the Loan and in consideration thereof, GUARANTOR hereby agree as follows:

1.                                       Guaranty.  GUARANTOR absolutely and unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration, or otherwise, of all “Obligations” of BORROWER now or later existing under the Loan Documents (defined in the Credit Agreement) whether for principal, interest, fees, expenses, or otherwise including, without limitation, all real property taxes and assessments affecting the Collateral, all costs and expenses, including insurance premiums, of maintaining in full force all policies of insurance required pursuant to the Collateral Documents and/or the other Loan Documents, and all costs and expenses, including completion, repair and maintenance costs, required in order to complete and maintain the Collateral in the condition required under the Collateral Documents and/or the other Loan Documents (collectively, the “Obligations”). The terms “indebtedness” and “obligations” are used in their most comprehensive sense and include all debts, obligations, undertakings and liabilities of BORROWER incurred or created under the Loan Documents, with or without notice to GUARANTOR, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether BORROWER is liable individually or jointly with others, and whether recovery on any indebtedness or obligations is now or later becomes barred by any statute of limitations or is or later becomes otherwise unenforceable.

2.                                       Guaranty Absolute.

(a)                                  GUARANTOR guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation, or order now or later in effect in any jurisdiction affecting any of the terms or the rights of BANK with respect thereto. The liability of GUARANTOR under this Guaranty will be absolute and unconditional irrespective of:

(i)                                      any lack of validity or enforceability of any of the Loan Documents (or any other agreement or instrument relating to the Loan Documents);

(ii)                                   any change in the time, manner, or place of payment of, or in any other term of, any of the Obligations, or any other amendment or waiver of or any consent to departure from any of the Loan Documents, including, without limitation, changes in the terms of disbursement of the Loan proceeds or repayment, modifications, extensions (including extensions beyond and after the original term), or renewals of payment dates, changes in interest rate, or the advancement of additional funds by BANK in its discretion;

(iii)                                any exchange, release, or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for any of the Obligations; or

(iv)                               any other circumstance that might otherwise constitute a defense available to, or a discharge of, BORROWER in respect of the Obligations of GUARANTOR under this Guaranty.

(b)                                 Regardless of any termination of this Guaranty or the cancellation of the Notes or any other agreement evidencing the Obligations, if at any time any payment of any of the Obligations (from any source) is rescinded, repaid, or must otherwise be returned by BANK due to the insolvency, bankruptcy, or reorganization of BORROWER or GUARANTOR, or for any other circumstance, this Guaranty will continue to be effective or be reinstated, as the case may be, as though that payment had not been made.

3 ..                                    Guaranty Independent; Waivers.

(a)                                  GUARANTOR agrees that:

(i)                                     the obligations under this Guaranty are joint and several and are independent of and in addition to the undertakings of BORROWER pursuant to the Loan Documents, any evidence of indebtedness issued in connection with the Loan, any deed of trust or security agreement given to secure the Loan, any other guaranties given in connection with the Loan, and any other obligations of GUARANTOR to BANK;

(ii)                                  a separate action may be brought to enforce the provisions of this Guaranty whether BORROWER is a party in any action or not;

(iii)                               BANK may at any time, or from time to time, in its sole discretion:

(A)                              extend or change the time of payment or performance or the manner, place, or terms of payment or performance of any of the Obligations;

(B)                                exchange, release, or surrender any of the collateral security, or any part of it, by whomever deposited, which is now or may later be held by BANK in connection with any of the Obligations;

(C)                                sell or purchase any of the collateral at public or private sale, or at any broker’s board, in the manner permitted by law, and after all costs and expenses of every kind for collection, sale, or delivery, the net proceeds of any sale may be applied by BANK on any of the Obligations; and

(D)                               settle or compromise with BORROWER, or any other person liable, any of the Obligations, or subordinate the payment of it, or any part of it, to the payment of any other debts or claims, that may at any time be due or owing to BANK or any other person or corporation; and

(iv)                              BANK will be under no obligation to marshal any assets in favor of GUARANTOR or in payment of any of the Obligations.

(b)                                 GUARANTOR waives:

(i)                                     presentment, demand, protest, notice of acceptance, notice of dishonor, notice of nonperformance, and any other notice with respect to any of the Obligations and this Guaranty, and promptness in commencing suit against any party, or in giving any notice to or making any claim or demand on GUARANTOR;

(ii)                                  any right to require BANK to proceed against BORROWER, proceed against or exhaust any security held from BORROWER, or pursue any remedy in BANK’s power;

(iii)                               any defense based on any legal disability or other defense of BORROWER, any other guarantor, or other person or by reason of the cessation or limitation of the liability of BORROWER from any cause other than full payment of all sums payable under the Note and the performance of the other Obligations;

(iv)                              any defense based on any lack of authority of the officers, directors, partners, or agents purporting to act on behalf of BORROWER or any principal of BORROWER or any defect in the formation of BORROWER or any principal of BORROWER;

(v)                                 to the fullest extent permitted by law, all rights and benefits under California Civil Code § 2809 purporting to reduce a guarantor’s obligations in proportion to the principal obligation;

(vi)                              any defense based on the application by BORROWER of the proceeds of the Loan for purposes other than the purposes represented by BORROWER to BANK or intended or understood by BANK or GUARANTOR;

(vii)                           any defense it may acquire by reason of BANK’s election of any remedy against it or BORROWER or both, including, without limitation, election by BANK to exercise its rights under the power of sale in the Mortgages (as defined in the Credit Agreement) and the consequent loss by GUARANTOR of the right to recover any deficiency from BORROWER;

(viii)                        any defense based on BANK’s failure to disclose to GUARANTOR any information concerning BORROWER’s financial condition or any other circumstances bearing on BORROWER’s ability to pay all sums payable under the Notes or any of the other Obligations;

(ix)                                any defense based on any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

(x)                                   any defense based on BANK’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute;

(xi)                                any defense based on any borrowing or any grant of a security interest under

§ 364 of the Federal Bankruptcy Code;

(xii)                             the benefit of any statute of limitations affecting the liability of GUARANTOR or the enforcement of the Guaranty, including, without limitation, any rights arising under California Code of Civil Procedure § 359.5; and

(xiii)                          to the fullest extent permitted by law, all rights and benefits under California Code of Civil Procedure § 580a, purporting to limit the amount of any deficiency judgment that might be recoverable following the occurrence of a trustee’s sale under a deed of trust; California Code of Civil Procedure § 580b, stating that no deficiency may be recovered on a real property purchase money obligation; and California Code of Civil Procedure § 580d, stating that no deficiency may be recovered on a note secured by a deed of trust on real property in case the real property is sold under the power of sale contained in the deed of trust, if those statutory sections have any application.

GUARANTOR agrees that the payment of all sums payable under the Notes or any of the other Obligations or any other act that tolls any statute of limitations applicable to the Notes or the other Obligations will similarly operate to toll the statute of limitations applicable to GUARANTOR liability.   Without limiting the generality of the foregoing or any other provision of this Guaranty, GUARANTOR expressly waives all benefits that might otherwise be available to GUARANTOR under California Civil Code §§ 2809, 2810, 2819, 2839, 2845, 2849, 2850, 2899, and 3433 and California Code of Civil Procedure §§ 580a, 580b, 580d, and 726, or similar sections.

(c)                                  GUARANTOR waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the GUARANTOR’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise.  Furthermore, GUARANTOR understands and acknowledges that if BANK forecloses judicially or nonjudicially against any real property security for the Loan, that foreclosure could impair or destroy any ability that GUARANTOR may have to seek reimbursement, contribution, or indemnification from BORROWER or others based on any right GUARANTOR may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by GUARANTOR under this Guaranty.  GUARANTOR further understands and acknowledges that in the absence of this provision the potential impairment or destruction of GUARANTOR’s rights, if any, may entitle GUARANTOR to assert a defense to this Guaranty based on California Code of Civil Procedure § 580d, as interpreted in Union Bank v Gradsky (1968, 2nd Dist) 265 Cal App 2d 40, 71 Cal Rptr 64.  By executing this Guaranty, GUARANTOR freely, irrevocably, and unconditionally:

(i)                                     waives and relinquishes that defense, and agrees that GUARANTOR will be fully liable under this Guaranty even though BANK may foreclose judicially or nonjudicially against any real property security for the Loan;

(ii)                                  agrees that GUARANTOR will not assert that defense in any action or proceeding that BANK may commence to enforce this Guaranty;

(iii)                               acknowledges and agrees that the rights and defenses waived by GUARANTOR under this Guaranty include any right or defense the GUARANTOR may have or be entitled to assert based upon or arising out of any one or more of California Code of Civil Procedure §§ 580a, 580b, 580d, or 726, or California Civil Code § 2848; and

(iv)                              acknowledges and agrees that BANK is relying on this waiver in making the Loan, and that this waiver is a material part of the consideration that BANK is receiving for making the Loan.

4.                                       Guaranty Does Not Supersede Other Guaranties.  The obligations of GUARANTOR hereunder shall be in addition to any obligations of GUARANTOR under any other guaranties made by GUARANTOR of the Obligations and/or any obligations of BORROWER or any other persons or entities heretofore given or hereafter to be given to BANK, and this Guaranty shall not affect or invalidate any such other guaranties.  The liability of GUARANTOR to BANK shall at all times be deemed to be the aggregate liability of GUARANTOR under the terms of this Guaranty and of any other guaranties heretofore or hereafter given by GUARANTOR to BANK.

5.                                       Representations and Warranties.  Except as disclosed in writing to BANK prior to the date of this Guaranty, GUARANTOR hereby represents and warrants as follows:

(a)                                  Power and Authority.

(i)                                     GUARANTOR has the requisite power and authority to own and manage its properties, to carry on its business as now being conducted.

(ii)                                  GUARANTOR is in compliance in all material respects with all laws, regulations, ordinances and orders of public authorities applicable to it.

(b)                                 Validity of Guaranty.

(i)                                     The execution, delivery and performance by GUARANTOR of this Guaranty (A) are within the power of GUARANTOR, (B) have received all necessary governmental approvals, and (C) will not violate any provision of law, any order of any court or agency of government, or any indenture, agreement or any other instrument to which GUARANTOR is a party or by which GUARANTOR, or its property are bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets, except as contemplated by the provisions of the Loan Documents.

(ii)                                  This Guaranty, when delivered to BANK, will constitute a legal, valid and binding obligation enforceable against GUARANTOR in accordance with its terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally.

(c)                                  Financial Statements.

(i)                                     The Financial Statements (A) were prepared in accordance with GAAP (as defined in the Credit Agreement) consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (B) fairly present the financial condition of the GUARANTOR as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (C) show all material indebtedness and other liabilities, direct or contingent, of the GUARANTOR as of the date thereof that are required to be disclosed on a balance sheet, and the footnotes thereto, prepared in accordance with GAAP, including liabilities for taxes, material commitments and Indebtedness (as defined in the Credit Agreement).

(ii)                                  The audited consolidated financial statements of the GUARANTOR, the BORROWER and its Subsidiaries dated December 31, 2004, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (collectively, the “Closing Financial Statements”) (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (B) fairly present the financial condition of the GUARANTOR, the BORROWER and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject in the case of clauses (A) and (B), to the absence of footnotes and to normal year-end adjustments.

(iii)                               Since the date of the Closing Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement).

(d)                                 Other Arrangements.  GUARANTOR is not a party to any agreement or instrument materially and adversely affecting GUARANTOR’s present or proposed business, properties or assets, or operations or conditions (whether financial or otherwise); and GUARANTOR is not in default, after giving of notice, if applicable, and/or the expiration of applicable cure periods, in the performance, observance or fulfillment of any of the material obligations, covenants or conditions set forth in any agreement or instrument to which GUARANTOR is a party.

(e)                                  Other Information.  All other reports, papers and written data and information given to BANK by GUARANTOR with respect to GUARANTOR are accurate and correct in all material respects and complete insofar as completeness may be necessary to give BANK a true and accurate knowledge of the status of GUARANTOR.

(f)                                    Litigation.  There is not now pending against or affecting GUARANTOR, nor to the knowledge of GUARANTOR is there threatened, any action, suit or proceeding at law or in equity or by or before any administrative agency that, if adversely determined, would materially impair or affect the financial condition or operations of GUARANTOR.

(g)                                 Taxes.  GUARANTOR has filed all federal, state, provincial, county, municipal or other income tax returns required to have been filed by GUARANTOR and have paid all taxes that have become due pursuant to such returns or pursuant to any assessments received by GUARANTOR, and GUARANTOR does not know of any basis for any material additional assessment against it in respect of such taxes.

(h)                                 Compliance with Laws.  The GUARANTOR is in compliance in all material respects with the requirements of all Laws (as defined in the Credit Agreement) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(i)                                     Disclosure.  The GUARANTOR has disclosed to the BANK all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of the GUARANTOR in connection with any Loan Document to the BANK in connection with the transactions contemplated hereby and the negotiation of this Guaranty or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The foregoing notwithstanding, the GUARANTOR makes no representation or warranty to the BANK that any financial or other projection or forecast provided by or on behalf of the GUARANTOR will be achieved or that any deviation from such projection or forecast will not be material

6.                                       Covenants.  So long as there are any Obligations or the BANK shall have any “Commitment” under the Credit Agreement, the GUARANTOR will comply with all applicable Affirmative and Negative Covenants set forth in Articles 6 and 7 of the Credit Agreement.

7.                                       Amendments, Etc.  No amendment or waiver of any provision of this Guaranty nor consent to any departure by GUARANTOR therefrom shall in any event be effective unless the same shall be in writing and signed by BANK, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No notice to or demand on GUARANTOR shall in any case entitle it to any other or further notice or demand in similar or other circumstances.

8.                                       Notices.  All notices that may be required or otherwise provided for or contemplated under the terms of this Guaranty for any party to serve upon or give to any other shall, whether or not so stated, be in writing, and if not so in writing shall not be deemed to have been given, and be either personally served or sent with return receipt requested by registered or certified mail with postage (including registration or certification charges) prepaid in a securely enclosed and sealed envelope, sent to the following addresses:

If to BANK:	RABOBANK, N.A.
6715 North Palm, Suite 208
Fresno, California 93704

with a copy to:	BAIRD HOLM
1500 Woodmen Tower
Omaha, Nebraska 68102

If to GUARANTOR:	SCHEID VINEYARDS INC.
305 Hilltown Road
Salinas, California 93908

These addresses may be changed from time to time by written notice to the other parties given in the same manner. Any matter served on or sent to GUARANTOR or BANK in this manner will be deemed sufficiently given for all purposes on the date three (3) business days following the date it was deposited in a United States Post Office, except that notices of changes of address will not be effective until actual receipt.

9.                                       No Waiver; Remedies.  No failure on the part of BANK to exercise and no delay in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall BANK be estopped to exercise any such right or remedy at any future time because of any such failure or delay; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

10.                                 Right of Setoff.  BANK is hereby authorized at any time and from time to time, upon the occurrence and during the continuance of an Event of Default, without notice to GUARANTOR (any such notice being expressly waived by GUARANTOR), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by BANK to or for the credit or the account of GUARANTOR against any and all of the obligations of GUARANTOR of or hereafter existing under this Guaranty.  BANK agrees promptly to notify GUARANTOR after any such Setoff and application, provided that the failure to give such notice shall not affect the validity of such Setoff and application.  The rights of BANK under this Section 10 are in addition to other rights and remedies (including, without limitation, other rights of Setoff) which BANK may have.

11.                                 Continuing Guaranty; Transfer of Notes. This Guaranty is a continuing guaranty and will:

(a)                                  subject to the provisions of Section 2(b), remain in full force and effect until payment in full of the indebtedness and the Obligations and all other amounts payable under this Guaranty;

(b)                                 be binding on GUARANTOR; and

(c)                                  inure to the benefit of and be enforceable by BANK and its successors, transferees, and assigns.

Without limiting the generality of the subsection 11(c), BANK may assign or otherwise transfer the Loan Documents in accordance with Section 9.07 of the Credit Agreement, and upon such assignment or transfer, the Eligible Transferee or Person (both as defined in the Credit Agreement) will become vested with all the rights granted to BANK.

12.                                 Subordination.  Any Indebtedness of BORROWER now or hereafter held by GUARANTOR is hereby subordinated to the indebtedness of BORROWER to BANK, and such indebtedness of BORROWER to GUARANTOR shall, if collected by GUARANTOR, be received by GUARANTOR as trustee for BANK and be paid over to BANK on account of the indebtedness of BORROWER to BANK, if at the time of collection an Event of Default has occurred and is continuing, but without reducing or limiting in any manner the liability of GUARANTOR under the other provisions of this Guaranty.

13.                                 No Duty.  GUARANTOR assumes the responsibility for keeping informed of the financial condition of BORROWER and of all other circumstances bearing upon the risk of nonpayment or nonperformance of the Obligations, and agrees that BANK shall have no duty to advise GUARANTOR of any information known to BANK regarding any such financial condition or circumstances.

14.                                 Waiver of Right to Trial by Jury.  GUARANTOR AND BANK EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING (A) BROUGHT BY GUARANTOR, BORROWER, BANK OR ANY OTHER PERSON RELATING TO (I) THE LOANS, (II) THIS GUARANTY OR (III) THE OTHER LOAN DOCUMENTS, OR (B) TO WHICH BANK IS A PARTY.  GUARANTOR HEREBY AGREES THAT THIS GUARANTY CONSTITUTES A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY PURSUANT TO THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 631 AND GUARANTOR DOES HEREBY CONSTITUTE AND APPOINT BANK ITS TRUE AND LAWFUL ATTORNEY-IN-FACT, WHICH APPOINTMENT IS COUPLED WITH AN INTEREST, AND GUARANTOR DOES HEREBY AUTHORIZE AND EMPOWER BANK, IN THE NAME, PLACE AND

STEAD OF GUARANTOR, TO FILE THIS GUARANTY WITH THE CLERK OR JUDGE OF ANY COURT OF COMPETENT JURISDICTION AS A STATUTORY WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY.

INITIALS OF GUARANTOR:	/s/ MT

15.                                 Bankruptcy of BORROWER.   Notwithstanding any modification, discharge or extension of the Obligations or any amendment, modification, stay or cure of BANK’s rights which may occur in any bankruptcy or reorganization case or proceeding concerning BORROWER whether permanent or temporary, and whether assented to by BANK, GUARANTOR hereby agrees that it shall be obligated hereunder to pay and perform the Obligations and discharge its other obligations in accordance with the terms of the Obligations and the terms of this Guaranty in effect on the date hereof. GUARANTOR understands and acknowledges that by virtue of this Guaranty, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to BORROWER.  As an example and not in any way of limitation, a subsequent modification of the Obligations in any reorganization case concerning BORROWER shall not affect the obligation of GUARANTOR to pay and perform the Obligations in accordance with their original terms.

16.                                 Entire Agreement.  This Guaranty is intended as a final expression of this agreement of guaranty and is intended also as a complete and exclusive statement of the terms of this agreement. No course of prior dealings between GUARANTOR and BANK, no usage of the trade, and no parol or extrinsic evidence of any nature shall be used or be relevant to supplement, explain, contradict or modify the terms and/or provisions of this Guaranty.

17.                                 Governing Law.  This Guaranty shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to conflicts of law principles.

18.                                 Attorney Fees and Expenses.  GUARANTOR agrees to pay all costs, including, without limitation, attorney fees and expenses, incurred by BANK in enforcing the terms of this Guaranty, whether or not suit is filed.  GUARANTOR agrees to indemnify and hold BANK harmless from all liability, loss, damage, or expense (including, without limitation, attorney fees) that it may incur under this Guaranty, or in the enforcement of any of BANK’s rights or remedies, or any action taken by BANK, under this Guaranty, other than those resulting from BANK’S gross negligence or willful misconduct.

19.  Miscellaneous.

(a)                                  Time is of the essence hereof.

(b)                                 The obligations and promises set forth herein shall be joint and several undertakings of each of the Persons executing this Guaranty, and BANK may proceed hereunder against any one or more of said Persons without waiving its right to proceed against any of the others.

(c)                                  If any term, provision, covenant or condition hereof or any application thereof should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions hereof, and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

(d)                                 This Guaranty may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of such counterparts taken together shall constitute but one and the same instrument.

(e)                                  Section headings in the Guaranty are included for convenience of reference only and do not constitute a part of this Guaranty for any other purpose.

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the date first above written.

SCHEID VINEYARDS INC., a Delaware corporation

By:	/s/ Michael Thomsen
	Name:	Michael Thomsen
	Its:	Chief Financial Officer